Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2020 relating to the financial statements of Mohawk Group Holdings, Inc., appearing in the Annual Report on Form 10-K of Mohawk Group Holdings, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York

December 11, 2020